Exhibit 5.2

1313 North Market Street
P.O. Box 951
Wilmington, DE 19899-0951
302 984 6000
www.potteranderson.com

July 1, 2016

Match Group, Inc.

8300 Douglas Avenue, Suite 800

Dallas, TX 75225

Re:                                                                             Match Group, Inc. — Registration Statement on Form S-4

Ladies and Gentlemen:

We have been asked to render certain limited opinions relating to Match Group, Inc. (“Match Group, Inc.” or the “Corporation”), a Delaware corporation (formerly known as Match.com, Inc. and The Match Group, Inc.).

For purposes of giving the opinions hereinafter set forth, we have examined:

1.                                      The Organizational Documents of the Corporation listed on Schedule A hereto;

2.                                      A Certificate of Good Standing for the Corporation, dated on or about the date hereof, obtained from the Secretary of State of the State of Delaware;

3.                                      The Proposed Resolutions for the Delegation of Authority to the Executive Committee for Certain IAC and Match Financings, adopted by the Board of Directors of IAC/InterActiveCorp on September 17, 2015 (the “IAC/InterActiveCorp Board Resolutions”);

4.                                      The Unanimous Written Consent of the Executive Committee of the Board of Directors of IAC/InterActiveCorp in Lieu of Committee Meeting, dated as of October 16, 2015 (the “IAC/InterActiveCorp Executive Committee Consent”);

5.                                      The Unanimous Written Consent of the Board of Directors of the Corporation in Lieu of Meeting, dated as of October 16, 2015 (the “2015 Match Consent”);

6.                                      The Unanimous Written Consent of the Special Pricing Committee of the Board of Directors of Match Group, Inc. in Lieu of Committee Meeting, dated as of May 24, 2016 (the “Match Pricing Committee Consent”);

7.                                      The Resolutions Adopted by Match Group, Inc. Board of Directors, dated May 18, 2016 (the “Match Resolutions,” and together with the IAC/InterActiveCorp Board

Resolutions, the IAC/InterActiveCorp Executive Committee Consent, the Match Pricing Committee Consent and the 2015 Match Consent, the “Resolutions”);

8.                                      The Certificates of an officer of the Corporation and IAC/InterActiveCorp, dated as of November 16, 2015 and June 1, 2016 (the “Officer Certificates”), certifying as to certain factual matters stated therein (the “Certificates”);

9.                                      The Indenture, dated November 16, 2015, between Match Group, Inc. and Computershare Trust Company, N.A (the “2015 Indenture”);

10.                               The Form of Global Exchange Note attached as Exhibit B to the 2015 Indenture;

11.                               The Registration Rights Agreement, dated November 16, 2015, by and between Match Group, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Goldman, Sachs & Co., BNP Paribas Securities Corp., BMO Capital Markets Corp., Deutsche Bank Securities Inc., PNC Capital Markets LLC, Fifth Third Securities, Inc., and SG Americas Securities, LLC (the “2015 Registration Rights Agreement”);

12.                               The Indenture, dated as of June 1, 2016, between the Company and Computershare Trust Company, N.A. (the “2016 Indenture”);

13.                               The Form of Exchange Note attached as Exhibit B to the 2016 Indenture;

14.                               The Registration Rights Agreement, dated June 1, 2016, by and among Match Group, Inc. and J.P. Morgan Securities LLC, as representative of the Initial Purchasers (as defined therein) (the “2016 Registration Rights Agreement” and collectively with the 2015 Indenture, the 2015 Registration Rights Agreement and the 2016 Indenture, the “Transaction Documents”); and

15.                               The Registration Statement on Form S-4 relating to the offer to exchange the exchange notes (as defined therein, the “Exchange Notes”) for the old notes (as defined therein), as proposed to be filed by the Corporation with the Securities and Exchange Commission on or about the date hereof (the “Registration Statement”).

For purposes of this opinion, we have reviewed the documents listed in (1) through (15) above.  As to any facts that we have not independently investigated, we have relied on the foregoing documents, the statements and information set forth therein and the additional matters related thereto or assumed therein, all of which we have assumed to be true, complete and accurate.

Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.                                      The Corporation has been duly incorporated and is validly existing and in good standing as a corporation under the General Corporation Law of the State of Delaware, 8 Del. C. § 101, et seq. (the “DGCL”).

2.                                      The Corporation has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents, including the power and authority to issue the Exchange Notes.

3.                                      The execution and delivery by the Corporation of the Transaction Documents, and the performance by the Corporation of its obligations thereunder, including the issuance of the Exchange Notes, have been duly authorized by all necessary corporate action of the Corporation.

4.                                      The Corporation has duly executed and delivered the Transaction Documents.

5.                                      The execution and delivery by the Corporation of the Transaction Documents, and the performance by the Corporation of its obligations thereunder, including the issuance of the Exchange Notes, do not conflict with or result in a violation of the Organizational Documents of the Corporation.

All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

a.                                      The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities, insurance and antitrust provisions thereof.  We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, United States federal laws and rules and regulations relating thereto.  The opinions rendered herein speak only as of the date of this letter, and we undertake no duty to advise you as to any change in law or change in fact occurring after the delivery of this letter that could affect any of the opinions rendered herein.

b.                                      Except to the extent expressly set forth in the foregoing opinions, we have assumed (i) the due execution and delivery by each party thereto of each document examined by us, (ii) the due authorization by each party thereto of each document examined by us (iii) that each of such parties has the full power, authority and legal right to enter into and deliver each such document and to perform its obligations thereunder, (iv) that each entity that is a party to any of the documents examined by us has been duly incorporated or formed, and is validly existing and, if applicable, in good standing under the laws of its respective jurisdiction of organization, (v) that each of the documents examined by us constitutes a legal, valid and binding agreement of the parties thereto, and is enforceable against the parties thereto in accordance with its terms, and (vi) the legal capacity of any natural persons who are signatories to any of the documents examined by us.

c.                                       We have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals, and (iii) to the extent that any document reviewed by us is an amended or amended and restated agreement, that such document amended or amended and restated such agreement as in effect prior thereto in accordance with its terms.

d.                                      We have assumed that (i) each of the Resolutions was duly and validly adopted, (ii) each of the Resolutions has not been modified, amended, altered or revoked since the time of its adoption, (iii) each of the Resolutions remains in full force and effect through and including the date hereof, and (iv) the statements of fact in each of the Resolutions and in each of the Officer Certificates were true and correct when made and have remained true and correct at all times since such date through and including the date hereof.

e.                                       We have assumed that each of the factual statements in each of the Certificates was complete, true and correct when made and, except for the statements in paragraphs 1 and 2 of the Secretary’s Certificate of Match Group, Inc. dated November 16, 2015, remain complete, true and correct as of the date hereof;

We consent to you and your successors and permitted assigns and Wachtell, Lipton Rosen & Katz relying on this letter on the date hereof in connection with the matters set forth herein.  Except as set forth in the preceding sentence, without our prior written consent, this letter may not be furnished or quoted to, or relied upon by, any other person or entity, or relied upon for any other purpose.  There are no implied opinions in this letter.  This letter speaks only on the date hereof, and we undertake no obligation to advise anyone of any changes in the foregoing subsequent to the delivery of this letter.  Furthermore, we consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters”.  In giving the foregoing consent, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 and the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Potter Anderson & Corroon LLP

SCHEDULE A

ORGANIZATIONAL DOCUMENTS

Match Group, Inc. (formerly known as Match.com, Inc. and The Match Group, Inc.)

The Certificate of Incorporation of Match.com, Inc., as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on February 13, 2009

The Certificate of Amendment of Certificate of Incorporation of Match.com, Inc., as filed with the Secretary of State on March 19, 2013

The Certificate of Amendment of Certificate of Incorporation of Match.com, Inc., as filed with the Secretary of State on November 26, 2013

The Certificate of Change of Registered Agent and/or Registered Office of Match.com, Inc., as filed with the Secretary of State on February 11, 2015

The Certificate of Amendment of Certificate of Incorporation of Match.com, Inc., as filed with the Secretary of State on August 7, 2015

The Certificate of Ownership and Merger Merging Elicia Acquisition Corp. with and into The Match Group, Inc., as filed with the Secretary of State on September 30, 2015

The Certificate of Amendment of Certificate of Incorporation of The Match Group, Inc., as filed with the Secretary of State on October 13, 2015

The Amended and Restated Certificate of Incorporation of Match Group, Inc., as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on November 18, 2015

The By-Laws of the Corporation

The Amended and Restated By-Laws of the Corporation